                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 11, 2000

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)


      Delaware                        000-29971                 522192125
      --------                        ---------                 ---------
(State or other jurisdiction         (Commission             (I.R.S. Employer
  of incorporation)                  File Number)           Identification No.)


                       240 West 35th Street, New York, NY
                      10001 (Address of principal executive
                          offices, including zip code)


       Registrant's telephone number, including area code: (212) 714-9500

Item 2.  Acquisition or Disposition of Assets

On August 11, 2000, Uproar Inc. (the "Company" or "Uproar") completed the acquisition of Take Aim Holdings Ltd. a British Virgin Islands company in the development stage ("Take Aim"), and its subsidiaries, pursuant to an Agreement and Plan of Merger by and among the Company, Uproar Acqusition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Acquisition"), Take Aim, and the shareholders and warrant holders of Take Aim. As a result of the transaction, Take Aim merged with and into Acquisition, which was the surviving corporation.

In the transaction, the Company issued the shareholders of Take Aim an aggregate of 1,333,334 shares of common stock of the Company and assumed outstanding stock options to purchase an aggregate of (after assumption and conversion) 28,941 shares of common stock of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The Company hereby files this Form 8K/A to file the financial statements and related pro forma consolidated financial statements required pursuant to Item 7 of Form 8-K with respect to the acquisition of Take Aim.

         (a)      Consolidated Financial Statements of Business Acquired

                   Audited Financial Statements:

                  (i) Report of Somekh Chaikin, a member firm of KPMG International, dated April 28, 2000.

                  (ii)     Take Aim Balance Sheet as of December 31, 1999.

                  (iii) Take Aim Statement of Operations for the period from January 4, 1999 (date of inception) to December 31, 1999.

                  (iv) Take Aim Statement of Stockholders' Equity for the period from January 4, 1999 (date of inception) to December 31, 1999.

                  (v) Take Aim Statement of Cash flows for the period from January 4, 1999 (date of inception) to December 31, 1999.

                  (vi) Take Aim Notes to the Consolidated Financial Statements as of December 31, 1999 and for the period from January 4, 1999 (date of inception) to December 31, 1999.

                  Condensed Financial Statements (unaudited):

                  (i)      Take Aim Unaudited Balance Sheet as of June 30, 2000.

                  (ii) Take Aim Unaudited Statements of Operations for the six months ended June 30, 2000 and the period from January 4, 1999 (date of inception) to June 30, 2000.

                  (iii) Take Aim Unaudited Statements of Cash Flows for the six months ended June 30, 2000 and the period from January 4, 1999 (date of inception) to June 30, 2000.

                  (iv) Take Aim Notes to Financial Statements as of and for the six month period ended June 30, 2000 and the period from January 4, 1999 (date of inception) to June 30, 2000 (unaudited).

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Condensed Consolidated Financial
                  Statements:

                  (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000.

                  (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999.

                  (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2000.

                  (iv) Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

                  The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Registration Statement on Form S-4, as amended, dated September 18, 2000 (as filed with the Securities and Exchange Commission) and the audited financial Statements of Take Aim that are filed herewith.

                  The Pro Forma Condensed Consolidated Financial Information does not purport to present what the Company's results of operations would actually have been if the Take Aim acquisition had occurred on the assumed date, as specified above, or to project the Company's financial condition or results of operations for any future period.


         (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated August 7, 2000 among Uproar Inc., Uproar Acquisition Corporation, Take Aim Holdings Ltd. and the Shareholders and Warrant Holders of Take Aim Holdings Ltd.

                  23.1     Independent Auditors' Consent.

Independent Auditors' Report to the Shareholders of
Take Aim Holding Ltd. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Take Aim Holding Ltd. (the Company) and its subsidiaries (a development stage enterprise) as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows, for the period from January 4, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors' Regulations (Manner of Auditor's Performance) 1973, such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries (a development stage enterprise) as of December 31, 1999 and the results of its operations, the changes in the shareholders' equity and its cash flows for the period from January 4, 1999 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles (GAAP) in the United States.


 /S/ Somekh Chaikin
-------------------
Certified Public Accountants (Isr.)

April 28, 2000

(a)      Consolidated Financial Statements of Business Acquired

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)



Consolidated Balance Sheet
-----------------------------------------------------------------------------------------------------

                                                                             December 31
                                                                                1999
                                                                            -------------
                                                                 Note        U.S. dollars
                                                              ----------    -------------
Assets
Current Assets

Cash and cash equivalents                                                          221,698
Short-term deposit                                                                   8,000
Receivables and prepaid expenses                                       3            45,001
                                                                             -------------

                                                                                   274,699
                                                                             -------------

Property and equipment, net                                        2F; 4           116,720
                                                                             -------------
Other Assets
Capitalized software development costs                             2G; 5           192,135
Other assets                                                       2H                8,005
                                                                             -------------
                                                                                   200,140
                                                                             =============

                                                                                   591,559
                                                                             =============

Liabilities and shareholders' equity

Current Liabilities

Short-term credit                                                                   13,854
Accounts payable                                                                   133,633
Other payables and accrued expenses                                    6            33,192
Convertible loan                                                       7           250,000
                                                                             -------------

                                                                                   430,679
                                                                             -------------

Convertible loan                                                       7            50,000
Accrued severance pay                                                  8             1,533
                                                                             -------------

                                                                                    51,533
                                                                             -------------

Commitments and Contingencies                                          9
Shareholders' equity                                                  10
Share capital, 5,000,000 shares authorized, $.01 par value,
    1,471,400 shares issued and outstanding                                         14,714
Additional paid-in capital                                                         313,235
Deferred compensation                                                              (27,441)
Deficit accumulated during the development stage                                  (191,161)
                                                                             =============

                                                                                   109,347
                                                                             =============

                                                                                   591,559
                                                                             =============

The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Consolidated Statement of Operations
----------------------------------------------------------------------------------------------------------

                                                                                    For the
                                                                                  period from
                                                                                January 4, 1999
                                                                                   (date of
                                                                                 inception) to
                                                                                 December 31,
                                                                   Note              1999
                                                               --------------   ---------------
                                                                                 U.S. dollars
                                                                                ---------------

         Research and development costs                                                  70,060

         Selling and marketing expenses                                                  66,736

         General and administrative expenses                                             47,757
                                                                                ---------------

         Operating loss                                                               (184,553)
                                                                                ---------------

         Financial expenses, net                                                          1,825
                                                                                ---------------

         Loss before income tax                                                        (186,378)

         Taxes on income                                                   11             4,783
                                                                                ---------------

         Loss for the period                                                           (191,161)
                                                                                ===============

         Loss per share
         Basic and diluted                                                 2J            (0.246)
                                                                                ===============

         Shares used to calculate loss per share
         Basic and diluted                                                 2J           778,081
                                                                                ===============


The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)



Statement of Changes in Shareholders' Equity for the Period from January 4, 1999
(date of inception) to December 31, 1999
---------------------------------------------------------------------------------------------------------------------------------

                                                                     Additional     Deferred
                                             Share capital            paid in     ompensation   Deficit accumu-
                                     ----------------------------   Outstanding                 lated during the
                                                        Amount         capital                  development stage     Total
                                                     ------------   ------------  ------------  ----------------- ---------------
                                     No. of shares   U.S. dollars   U.S. dollars  U.S. dollars    U.S. dollars     U.S. dollars
                                     -------------   ------------   ------------  ------------  ----------------- ---------------
Issuance of share
  capital to founders                   1,000,000          10,000          --            --                  --         10,000
Issuance of share capital                 400,400           4,004     276,276            --                  --        280,280
Expenses related to issuance
  of share capital                             --              --      (8,400)           --                  --         (8,400)
Employee stock compensation                    --              --      34,958       (34,958)                 --             --
Amortization of deferred
  compensation                                 --              --          --         7,517                  --          7,517
Shares issued for services                 71,000             710          --            --                  --            710
Stock options issued
  for services                                 --              --      10,401            --                  --         10,401
Net loss for the period from
  January 4, 1999 (date of
  inception) to December
  31, 1999                                     --              --          --            --           (191,161)       (191,161)
                                     -------------   ------------   ------------  ------------ ----------------   ---------------
Balance as at December 31, 1999         1,471,400          14,714     313,235       (27,441)          (191,161)        109,347
                                     =============   ============   ============  ============ ================   ===============


The accompanying notes are an integral part of the financial statements

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Consolidated Statement of Cash Flows
-------------------------------------------------------------------------------------------------------------

                                                                                   For the period
                                                                                   from January 4,
                                                                                    1999 (date of
                                                                                    inception) to
                                                                                    December 31,
                                                                                        1999
                                                                                   ---------------
                                                                                    U.S. dollars
                                                                                   ---------------

Cash flows used in operating activities

Loss for the period                                                                     (191,161)

Adjustments to reconcile loss to net cash used in operating activities:

Depreciation                                                                               2,163
Increase in accrued severance pay, net                                                     1,533
Increase in receivables and prepaid expenses                                             (45,001)
Increase in accounts payable                                                             133,633
Increase in other payable and accrued expenses                                            33,192
Amortization of deferred compensation                                                      7,517
Stock options issued for services                                                         10,401
Shares issued to founders for services                                                    10,000
Shares issued for services                                                                   710
                                                                                   ---------------

Net cash used in operating activities                                                    (37,013)
                                                                                   ---------------

Cash flows used in investing activities
Capitalization of software development costs                                            (192,135)
Purchase of equipment                                                                   (118,883)
Purchase of other assets                                                                  (8,005)
Investment in short-term deposit                                                          (8,000)
                                                                                   ---------------

Net cash used in investing activities                                                   (327,023)
                                                                                   ---------------

Cash flows provided by financing activities
Proceeds of short-term credit                                                             13,854
Proceeds of convertible loans                                                            300,000
Proceeds from share capital issuance, net                                                271,880
                                                                                   ---------------

Net cash provided by financing activities                                                585,734
                                                                                   ---------------

Increase in cash and cash equivalents                                                    221,698

Balance of cash and cash equivalents
 as at January 4, 1999 (date of inception)                                                    --
                                                                                   ---------------

Balance of cash and cash equivalents at
December 31, 1999                                                                        221,698
                                                                                   ===============

The accompanying notes are an integral part of the financial statements

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)

Notes to the Consolidated Financial Statements as at December 31, 1999
--------------------------------------------------------------------------------

Note 1 - General

         A. Take Aim Holding Ltd. (hereinafter - the Company) was incorporated on January 4, 1999 in the British Virgin Islands (hereinafter - BVI) and began operating on November 24, 1999. The purpose of the Company is to plan, construct and manage multi-participant betting game applications on the Internet.

                  The Company and its subsidiaries is a development stage enterprise as of December 31, 1999, as it has not generated significant revenue from its planned principal operations.

                  The Company has full control over a subsidiary in Antigua, Omninet Inc. (hereinafter - the subsidiary in Antigua), that was incorporated on May 26, 1999 for the purpose of developing the software intended for use on the Internet.

                  On August 3, 1999 the subsidiary in Antigua incorporated a wholly owned company in Israel, Omninetworks Ltd. (hereinafter
                  - the subsidiary in Israel). The subsidiary in Israel was incorporated for the sole purpose of providing the research, development, consultancy, planning and support services which the subsidiary in Antigua will require from time to time. The services are billed out at 108% of the cost incurred in performing the services.

                  On November 24, 1999 the shareholders of the subsidiary in Antigua transferred their shares to the Company in return for all the Company's equity at the same rate of holding they had in the subsidiary in Antigua. Accordingly, the transaction was accounted for as a "Pooling of Interests."

                  Furthermore, options for the purchase of shares and a loan convertible into shares of the subsidiary in Antigua were assigned to a purchase and conversion of shares of the Company (also see Note 7).

                  On December 17, 1999 the Company incorporated a wholly owned subsidiary in Delaware, USA, Ibetcha Inc., (hereinafter - the subsidiary in U.S.) for the purpose of operating and marketing the Internet site.

                  Subsequent to the balance sheet date, the Company was split into two separate companies - Bettingcorp Ltd., a company incorporated in BVI (hereinafter - "BC"), whose purpose is to concentrate the activity in real money betting, and the Company itself, which will continue to concentrate and operate the remaining activities. BC and the Company will cooperate in the area of R&D, content, recruiting of employees and other areas (see also Note 9D).

         B.       Definitions

         1. Related party - As defined in Statement of Financial Accounting Standards (SFAS) No. 57 "Related Party Disclosures".

Note 2 - Significant Accounting Policies

         A.       Financial statements in U.S. dollars ("dollar")

         The accompanying financial statements are presented in U.S. dollars. The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar, and as such, the Company uses the dollar as its functional currency. Certain of the dollar amounts in the financial statements represent the dollar equivalents in other currencies. The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars, in accordance with the principles set forth in the Statement of Financial Accounting Standards No. 52 as promulgated by the Financial Accounting Standards Board of the United States. All exchange gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the income statement when they arise, and are included in financial income or expenses as appropriate.

         B.       Estimations and assumptions in the financial statements

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.

         These are management's best estimates based on experience and historical data, however, actual results may vary from these estimates.

         C.       Basis of presentation

         The financial statements presented herein have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States.

         D.       Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances were eliminated in consolidation.

         E.       Cash equivalents

         All highly liquid investments with original maturities of generally three months or less are considered to be cash equivalents.

         F.       Property and equipment, net

         Property and equipment are stated at cost less accumulated depreciation.

         Depreciation is calculated by the "straight-line" method at annual rates considered adequate to write-off the assets over their estimated useful lives as estimated by the management of the Company.

         Annual depreciation rates are as follows:

                                                                        %
                                                                 --------------
         Computers and peripheral equipment                           15-33
         Office furniture and equipment                                6-15

         Leasehold improvements are amortized by the straight-line method over the remaining life of the lease, which is shorter than the useful life of the improvements.

         G.       Capitalized software development costs

         The Company capitalizes part of the software development costs in accordance with Statement of Position 98-1 (SOP) and EITF 00-2. Accordingly, a company that purchases or independently develops software for its own use which is not intended for sale, will capitalize the costs incurred during the planning, configuration, development of the application, coding and installment of the software as well as during its testing. The conditions for beginning to capitalize are a financing approval of the Management as well as it being anticipated that the project will be completed and will accomplish its purpose.

         The Company's software will be amortized by the straight line method according to its anticipated useful life. The software was not used at all in 1999 and its related costs will be amortized when the software is put into use on the Internet.

         H.       Other Assets

         According to the Company's assessments that the U.S. patent office will approve its patent application, the legal fees incurred in connection with these applications were capitalized. Once the patent will be approved, the capitalized costs will be amortized using the straight-line method over the remaining estimated economic life of the Company's patent.

         I.       Deferred income taxes

         The Company applies the provisions of Statement No. 109 of the FASB ("Accounting for Income Taxes").

         J.       Loss per share

         The Company adopted SFAS NO. 128, "Earnings per Share". Under SFAS 128, the Company presents two earnings per share (EPS) amounts. Basic EPS is calculated based on net earnings available to common shareholders and the weighted-average number of shares outstanding during the reported period. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the exercise of stock options outstanding.

         K.       Stock options compensation

         The Company has adopted Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", ("APB 25") and related interpretations. As such, compensation expenses related to employee stock options is recorded over the vesting period only if, on the date of grant the fair value of the underlying stock exceeds the exercise price. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation", which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income disclosure for employee stock grants made as if the fair value based method of accounting in SFAS No. 123 had been applied to these transactions.

         Stock option compensation to non-employees are recorded in accordance with SFAS No. 123 and EITF 96-18, at the fair value of the stock options issued.

         L.       Comprehensive income (loss)

         The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting of all changes in equity from non-shareholder sources. As applicable to these financial statements Comprehensive loss is the same as net loss for the period presented.

Note 3 - Receivable and Prepaid Expenses

                                                       December 31
                                                          1999
                                                     ---------------
                                                      U.S. dollars
                                                     ---------------
         Deferred income tax                                   2,119
         Prepaid expenses                                      6,697
         Government institutions                              16,215
         Employees                                             1,145
         Related parties                                         625
         Others                                               18,200
                                                     ---------------

                                                              45,001
                                                     ===============



Note 4 - Property and Equipment, Net

                                            Computers           Office             Total
                                         and peripheral     furniture and
                                            equipment         equipment
                                          U.S. dollars       U.S. dollars      U.S. dollars
                                         --------------     --------------     --------------
         Cost
         Additions during 1999               105,871             13,012           118,883
                                         --------------     --------------     --------------

         As at December 31, 1999             105,871             13,012           118,883
                                         --------------     --------------     --------------

         Accumulated depreciation
         Additions during 1999                 2,090                 73             2,163
                                         --------------     --------------     --------------

         As at December 31, 1999               2,090                 73             2,163
                                         --------------     --------------     --------------

         Undepreciated cost balance
          as at December 31, 1999            103,781             12,939           116,720
                                         ==============     ==============     ==============



Note 5 - Capitalized Software Development Costs

         During 1999, the Company capitalized software development costs in the total sum of US$ 192,135. The software was not used at all in 1999 and its related cost will be amortized when the software is put into use on the Internet.

Note 6 - Other Payables and Accrued Expenses

                                                               December 31
                                                                  1999
                                                             ---------------
                                                              U.S. dollars
                                                             ---------------
         Payroll and related expenses                                 20,198
         Expenses accrued                                              6,092
         Government institutions                                       6,902
                                                             ---------------
                                                                      33,192
                                                             ===============



Note 7 - Convertible Loans

         On November 4, the subsidiary in Antigua signed a loan agreement with an investor for the receipt of a loan in the amount of US$ 50,000, which can be converted into Class A preference shares of the subsidiary in Antigua until the Company raises additional capital in the future. When the Company purchased the subsidiary in Antigua the loan was assigned to the Company, including all the conversion rights, so that it can be converted into class A preference shares of the Company with the same rights attached to them as to the class A preference shares of the subsidiary in Antigua. Subsequent to the balance sheet date, additional capital was raised and the loan was converted into preferred shares (also see Note 10B3).

         On December 27, 1999, the Company signed a loan agreement with a group of investors for the receipt of a loan in the amount of US$ 250,000, which can be converted at any time into Class B preference shares of the Company until the Company raises additional capital in the future. Subsequent to the balance sheet date the loan was repaid in full with the addition of accrued interest without being converted into preference shares.

Note 8 - Severance Pay

         Under the Israeli law, the Company is required to make severance payment to dismissed employees (including officers) and to employees leaving employment in certain other circumstances. The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The liability of the Company for the payment of pensions, retirement compensation and severance pay to its employees is covered partly by current deposits in the names of the employees with an insurance company.

         The liability in respect of employee severance benefits reflected in the balance sheets represents the unfunded amounts.

                                                                  December 31
                                                                     1999
                                                                ---------------
                                                                      US$
                                                                ---------------
         Provision for severance pay                                      4,610
         Amounts funded                                                   3,077
                                                                ---------------
                                                                          1,533
                                                                ===============


Note 9 - Commitments and Contingencies

         A.       Development agreement

         In July 1999, the subsidiary in Antigua signed an agreement with Shelron Internet Ltd., an Israeli Company, for the development of the Company's Internet site for the price of US$135,000 (with a possible deviation of 15%), 50,000 ordinary shares US$ 0.01 par value of the Company and 20,000 options for the purchase of ordinary shares US$ 0.01 par value at an exercise price of US$ 0.92. Development of the program was completed at the beginning of 2000 and in March 2000 a final agreement was signed in which the deviation was settled as well as other additions to the program in the total additional amount of US$ 87,000.

         B.       Rental commitments

         Premises occupied by the subsidiary in Israel are rented under a rental agreement which expires in August 2000.

         The agreement is renewable at the Company's option.

         Minimum future rental payments due under the above agreements assuming no renewal options are exercised, are US$ 25,872.

         C.       Concentration of credit risk

         Financial instruments that may subject the Company to significant concentrations of credit risk consist of cash investments. Cash and cash equivalents and short-term deposit are maintained by major financial institutions in Israel and in the United States.

         D.       Engagement with BC

         As part of the goal of the spin-off process, the Company gave exclusive rights to BC, to use the required technology and IP for real money betting activity. Moreover, the Company undertook to give a non-guaranteed loan to BC in 2000, in the amount of US$ 250,000.

         E.       Advertisement agreement

         Subsequent to the balance sheet date, the Company signed an advertising agreement with an advertising company in the USA. The Company's liability to the advertising company, as a result of the agreement, amounts to a total of US$ 155,000.

Note 10 - Shareholders' Equity

         A.       Share capital


                                                             December 31, 1999
                                                        -----------------------------
                                                             Number of shares
                                                        -----------------------------
                                                        Authorized         Issued and
                                                                          outstanding
                                                        -------------     -----------
         Ordinary shares of US$ 0.01 par value          5,000,000          1,471,400


         B.       Change in the shareholders' equity

         1. On January 10, 2000 the Company amended its Articles of Association so that 50,000 of the registered ordinary shares of a par value of US$1 each were split at the ratio of 1 to 100 for a total amount of 5,000,000 shares of a par value of US$0.01 each, divided into 4,000,000 ordinary shares and 1,000,000 Series A convertible accumulating preferred shares.

                  The figures in notes 10A to 10D are described as if the stock split of the ordinary shares took place upon the Company's inception.

         2. Upon its incorporation, the subsidiary in Antigua initially issued to a number of executives 1,000,000 ordinary shares of par value US$0.01 each. In addition 71,000 ordinary shares of par value US$ 0.01 each were granted at no cost as part of an agreement for services rendered.

                  On July 12, 1999 the subsidiary in Antigua issued, to a number of investors 400,400 ordinary shares of a par value of US$
                  0.01 each for the price of US$ 0.70 per share and for the total amount of US$280,280. Expenses in the amount of $8,400 incurred in connection with the share issuance have been deducted from share premium. Certain investors were granted an option to purchase, in a future raising of capital, shares in an amount that is equivalent to the amount of their present investment at a price per share that reflects a 12.5% discount from the price of the share set for the following raising of capital, and some investors had the option to make an additional investment of four times their original investment at a price per share that reflects a 20% discount (see also
                  Note 10B3).

                  On November 24, 1999, the Company issued 1,471,400 ordinary shares of a par value of US$ 0.01 each to the shareholders of the subsidiary in Antigua in return for their shares in the subsidiary in Antigua, so that their rate of holding in the Company on the day of issue is identical to that they had in the subsidiary in Antigua.

         B.       Change in the shareholders' equity (cont'd)

         3. Subsequent to the balance sheet date the Company issued to a number of investors, as part of a share purchase agreement, 814,181 series A Preferred Shares at US$ 2.481 per share for the total amount of US$ 2,020,000. Furthermore, certain investors exercised their option to purchase 20,733 ordinary shares for the total amount of US$ 44,976, an amount that is equivalent to their previous investment in the Company (see also Note 10B2), and a loan in the amount of US$ 50,000 was converted into 20,153 Series A preferred shares of a par value US$ 0.01 each, reflecting a purchase price of US$ 2.481 per share. With the approval of the majority of these investors, an additional 100,765 series A preferred shares at a par value of US$ 0.01 each, at a same purchase price and at an aggregate purchase price of US$ 250,000, were issued to new investors who joined the share purchase agreement.

                  The holders of the Series A preferred shares shall be entitled to the following rights:

                  (a) Preference in respect of dividend payments over all other holders of equity securities of the Company up to the full amount paid for the Series A preferred shares plus interest at a rate of 8% per annum. Thereafter, the holders of the Series A Preferred shall participate in any remaining dividend distribution pro-rata with all other equity securities on an as-converted basis.

                  (b) Preference over all other holders of equity securities of the Company in the event of liquidation, bankruptcy or reorganization of the Company up to the full amount paid for the Series A preferred shares, plus accrued but unpaid dividends, and interest at the rate of 8% per annum. Thereafter, the holders of the preferred shares shall participate on an as converted basis in the distribution of any remaining proceeds but no more than three times the original issue price of the preferred shares then held by such holders.

                  (c) Conversion into ordinary shares any time after the date of issuance until the earlier of an Initial Public Offering (in which the preferred shares shall be automatically converted into ordinary shares), or the affirmative vote of the holders of at least 51% of the preferred shares to convert the preferred shares into ordinary shares. The conversion ration is one ordinary share for each preferred share subject to adjustment specified in the Company's Articles of Association.

         C.       Employee stock option plan

         1. On June 24, 1999 the Board of Directors of the subsidiary in Antigua decided to allocate 250,000 of its US$ 0.01 par value shares for the purpose of forming an employee share option plan.

         2. Upon incorporation of the Company, 250,000 ordinary shares of par value US$ 0.01 each, were allocated for the purpose of forming an employee share option plan. These shares were allocated to the existing employees enrolled in the stock option plan of the subsidiary in Antigua in exchange for their entitlement to the stock options in the subsidiary in Antigua.

         3. Subsequent to balance sheet date, additional 225,300 ordinary shares of par value US$0.01 were allocated by the Board of Directors of the Company to the purpose of the share option plan.

         4. As of December 31, 1999, options to purchase 21,700 US$ 0.01 par value ordinary shares are outstanding under the plan at the exercise price of par value.

                  The options will be exercisable per one of the following terms:

                  (a) Options to be exercisable in three equal parts upon each of the first three anniversary dates of the issuance of the options provided that those employees continue to be employed by the Company on such dates, or

                  (b) Options to be exercisable in three equal parts upon a vesting period of 18 months, 24 months and 30 months, respectively provided that those employees continue to be employed by the Company on such dates.

                  According to Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" ("APB 25"), the difference between the fair value of the shares on the date of grant of such option and the exercise price of such options should be charged as an expenses over the vesting period and, correspondingly, should be presented as capital surplus on the Company's financial statements.

                  In October 1995, the Financial Accounting Standards Board
                  (FASB) issued statement No. 123 "Accounting for Stock-based Compensation" ("SFAS 123") which established financial accounting and reporting standards for stock-based compensation plans. The statement defined a fair value based method of accounting for an employee stock option plan.

                  The Company adopted the disclosures provision of SFAS 123, but opted to remain under the expenses recognition provision of APB 25.

                  There was no material difference between the effect of the application of SFAS 123 and that of APB 25 for the period ended December 31, 1999.

                  The Company and the subsidiary in Antigua recognized compensation expenses in 1999, related to the grant of options to employees in the sum of US$ 1,667 and US$ 4,167, respectively. The unamortized balance of the compensation expenses in respect of these stock options grants amounted to US$ 24,074 as of December 31, 1999 which will be amortized in accordance with the vesting period of the options.

         5. The following tables summarizes information about employees stock options as of December 31, 1999:


                  (a)


                                                                        Number             Number            Weighted
                                                                    outstanding at     exercisable at        remaining
                                                                      December 31        December 31       contractual
                                                  Exercise price          1999               1999              life
                                                  --------------     --------------     --------------    ---------------
                                                    US dollars                                               In years
                                                  --------------                                          ---------------
                                                          0.01            21,700               None          *



                  * No expiration dates indicated in the option agreement.


                  (b)                                                     December 31
                                                                             1999
                                                                          -------------
                                                                           Number of
                                                                            options
                                                                          -------------
                  Total number allocated                                      250,000
                  Granted                                                      21,700
                                                                             --------
                  Allocated for future grant at end of year                   228,300
                                                                             ========

                  Exercised during the current year                                 -
                                                                             --------
                  Unexercised at end of year                                   21,700
                                                                             ========


         6. Subsequent to balance sheet date, the Company granted an additional 21,500 options to employees at the same terms mentioned in Note 10C4(a).


         D.       Non-employee stock compensation

         According to specific agreements signed with consultants, the Company granted options to purchase shares under the terms and conditions specified in the said agreements.

         FAS 123 determines that consultant fees paid in options should be recorded based on the fair value of the consideration. Compensation expenses derived from stock options granted to consultants are calculated according to the requirement of financial accounting standards No. 123 ("SFAS 123").

         The following table summarizes information about options outstanding at December 31, 1999:

                                                               For the period
                                                               from January 4,
                                                                1999 (date of
                                                                inception) to
                                                                 December 31
                                                                    1999
                                                               ---------------
                                                                  Number of
                                                                   options
                                                               ---------------
         Granted                                                        55,500
         Exercised                                                           -
                                                               ---------------

         Outstanding at December 31, 1999                               55,500
                                                               ===============

         Number exercisable at December 31, 1999                        38,100
                                                               ===============


         Exercise prices range from US$ 0.01 to US$ 0.92.

         The Company and the subsidiary in Antigua recognized compensation expenses in 1999, related to the grant of options to consultants, in the sum of US$ 481 and US$ 12,068, respectively. The unamortized balance of the compensation expenses in respect of these stock option grants amounted to US$ 3,367 as of December 31, 1999 which will be amortized in accordance with the vesting period of the options.

Note 11 - Taxes on Income

         A.       Tax exemption under the BVI and the Antigua tax rules

         Since all of the operations of the Company and the subsidiary in Antigua are taking place out of the BVI and the Antigua territories, the Company and the subsidiary in Antigua are exempt of any tax assessment.

         B.       The Israeli subsidiary

         1. The subsidiary in Israel is taxed under the Israeli tax rules. All tax expenses derive from the Israeli subsidiary operations.

         2. The Israeli subsidiary is assessed according to the Income Tax Law (Inflationary Adjustments), 1985 (hereinafter - the Adjustment Law).

                  According to the law, taxable income is measured in real terms according to changes in the CPI. Income will be taxable at the regular corporate rate, which currently is 36%.

                  The Israeli subsidiary has not received final assessments since inception.

         3.       Deferred income taxes

                                                                  December 31
                                                                     1999
                                                                ---------------
                                                                 U.S. dollars
                                                                ---------------
                  Provision for vacation                                  1,567
                  Provision for severance pay                               552
                                                                ---------------

                                                                          2,119
                                                                ===============

         C.       Reconciliation of the Statutory Tax Expense to the Actual Tax
                  Expense

         A reconciliation of statutory tax expense, assuming all income is taxed at the statutory rate of 36% applicable to the income of companies in Israel, and the actual tax expense, is as follows:



                                                                       For the period
                                                                       from January 4,
                                                                        1999 (date of
                                                                        inception) to
                                                                         December 31
                                                                            1999
                                                                       ---------------
                                                                        U.S. dollars
                                                                       ---------------
         Loss before taxes on income, as reported in the
          consolidated statement of operations                              (186,378)
                                                                       ===============

         Statutory tax on the above amount                                   (67,096)
         Non-deductible losses                                                69,674
         Non-deductible operating expenses                                     1,047

         Increase in taxes arising from differences between
          Israeli currency income and dollar income - net*                     1,158
                                                                       ---------------

         Taxes on income for the reported period                               4,783
                                                                       ===============



         * Resulting from the difference between the changes in the Israeli CPI (the basis for computation of taxable income) and the exchange rate of Israeli currency relative to the U.S. dollar.

Note 12 - Related party balances and transactions

         A.       Inventions transfer agreement

         On January 19, 2000, a Company's director assigned to the Company all his inventions and domain names prior to his employment with the Company and related to the activities of the Company.

         Furthermore, the director assigned to the Company future inventions made by him during the period and as a result of his employment with the Company.

         B.       Balance owed to, or due from, related parties


                                                             December 31
                                                                1999
                                                           ---------------
                                                            U.S. dollars
                                                           ---------------
         Account receivable                                           625
                                                           ===============

         C.       Expense to related parties

                                                           For the period
                                                                from
                                                           January 4, 1999
                                                              (date of
                                                            inception) to
                                                             December 31
                                                                1999
                                                           ---------------
                                                            U.S. dollars
                                                           ---------------
         Payroll and related expenses                              34,456
         General and administrative expenses                        1,712
                                                           ---------------

                                                                   36,168
                                                           ===============


Note 13 - Subsequent Events

         Subsequent to balance sheet date, the control of the subsidiary in Israel was transferred from the subsidiary in Antigua to the full control of the Company, at no cost.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Unaudited Consolidated Balance Sheet
--------------------------------------------------------------------------------


                                                                                           June 30
                                                                                             2000
                                                                                         (Unaudited)
                                                                                        --------------
                                                                          Note           U.S. dollars
                                                                  -----------------     ---------------
Assets

Current assets

Cash and cash equivalents                                                                    805,059
Receivables and prepaid expenses                                                              46,764
                                                                                        ---------------

                                                                                             851,823
                                                                                        ---------------

Long-term receivable                                                2B                       250,000
                                                                                        ---------------

Property and equipment, net                                                                  188,568
                                                                                        ---------------

Other assets

Capitalized software development costs                                                       414,171
Other assets                                                                                   9,082
                                                                                        ---------------

                                                                                             423,253
                                                                                        ---------------

                                                                                           1,713,644
                                                                                        ===============

Liabilities and shareholders' equity

Current liabilities

Accounts payable                                                                             103,459
Other payables and accrued expenses                                                          439,342
                                                                                        ---------------

                                                                                             542,801
                                                                                        ---------------

Accrued severance pay                                                                         14,036
                                                                                        ---------------

Commitments and contingencies                                       2

Shareholders' equity                                                3

Share capital                                                                                 24,273
Additional paid-in capital                                                                 2,878,640
Deferred compensation                                                                       (173,933)
Deficit accumulated during the development stage                                          (1,572,173)
                                                                                        ---------------

                                                                                           1,156,807
                                                                                        ---------------

                                                                                           1,713,644
                                                                                        ===============

The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)



Unaudited Consolidated Statements of Operations
--------------------------------------------------------------------------------


                                                                                        For the
                                                                                      period from
                                                                     For the        January 4, 1999
                                                                    six months         (date of
                                                                     ended on         inception)
                                                                     June 30          to June 30,
                                                                       2000              2000
                                                                  --------------    --------------
                                                                   U.S. dollars      U.S. dollars
                                                                  --------------    --------------
Cost of revenues                                                       347,144           347,144
                                                                  --------------    --------------

Gross loss                                                            (347,144)         (347,144)

Research and development costs                                          61,493           131,553

Selling and marketing expenses                                         493,613           560,349

General and administrative expenses                                    472,912           520,669
                                                                  --------------    --------------


Operating loss                                                      (1,375,162)       (1,559,715)

Financial income, net                                                   18,505            16,680
                                                                  --------------    --------------


Loss before income tax                                              (1,356,657)       (1,543,035)

Income tax                                                              24,355            29,138
                                                                  --------------    --------------


Net loss for the period                                             (1,381,012)       (1,572,173)
                                                                  ==============    ==============


Net loss per share

Basic and diluted                                                      (0.608)            (1.247)
                                                                  ==============    ==============


Shares used to calculate net loss per share

Basic and diluted                                                    2,269,769         1,261,022
                                                                  ==============    ==============


The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Unaudited Consolidated Statements of Changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                            Share capital                  Additional
                               ----------------------------------------      paid in      Deferred     Accumulated        Total
                               Outstanding no. of shares      Amount         capital    compensation     deficit
                               -------------------------  -------------   ------------  ------------   ------------    ------------
                                 Ordinary     Preferred    U.S. dollars   U.S. dollars  U.S. dollars   U.S. dollars    U.S. dollars
                               ------------  -----------  -------------   ------------  ------------   ------------    ------------
Issuance of share
  capital to founders            1,000,000                   10,000             -              -             -           10,000
Issuance of share capital          400,000                    4,004       276,276              -             -          280,280
Expenses related to issuance
  of share capital                       -                        -        (8,400)             -             -           (8,400)
Employee stock compensation              -                        -        34,958        (34,958)            -                -
Amortization of deferred
  compensation                           -                        -             -          7,517             -            7,517
Shares issued for services          71,000                      710             -              -             -              710
Stock options issued for
  services                               -                        -        10,401              -             -           10,401
Net loss for the period
  from January 4, 1999
  (date of inception)
  to December 31, 1999                   -                        -             -              -      (191,161)        (191,161)
                               -----------  ----------  ------------   ------------    ----------    -----------    ------------

Balance as at December 31,
  1999                           1,471,400           -       14,714       313,235        (27,441)     (191,161)         109,347

Issuance of share
  capital (unaudited)                    -     914,946        9,149     2,260,851              -             -        2,270,000
Exercise of options into
  shares (unaudited)                20,733           -          208        44,768              -             -           44,976
Conversion of loan into
  shares, net (unaudited)                -      20,153          202        49,798              -             -           50,000
Employee stock option
  (unaudited)                            -           -            -       195,900       (195,900)            -                -
Amortization of deferred                 -           -            -             -         36,258             -           36,258
 compensation (unaudited)                -           -            -             -
Forfeiture of employees
  stock options (unaudited)                          -            -       (13,400)        13,150             -             (250)
Stock options issued for
  services (unaudited)                   -           -            -        27,488              -             -           27,488
Net loss for the period
  (unaudited)                            -           -            -             -              -     1,381,012)      (1,381,012)
                               -----------  ----------  ------------   ------------    ----------    -----------    ------------

Balance as at June 30,
  2000 (unaudited)               1,492,133     935,099       24,273     2,878,640       (173,933)    1,572,173)       1,156,807
                               ===========  ==========  ============   ============    ==========    ===========    ============

The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Unaudited Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                             For the
                                                                                                            period from
                                                                                                             January 4,
                                                                                          Six months           1999
                                                                                           ended on          (date of
                                                                                           June 30,       inception) to ,
                                                                                             2000          June 30, 2000
                                                                                       ----------------  ----------------
                                                                                         U.S. dollars      U.S. dollars
                                                                                       ----------------  ----------------
Cash flows used in operating activities

Net loss for the period                                                                   (1,381,012)        (1,572,173)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation                                                                                  44,227             46,390
Increase in accrued severance pay, net                                                        12,503             14,036
Increase in other receivables and prepaid expenses                                            (1,763)           (46,764)
Decrease in trade payables                                                                   (30,174)           103,459
Increase in accrued expenses and other liabilities                                           406,150            439,342
Amortization of deferred compensation                                                         36,258             43,775
Forfeiture of employees stock options compensation                                              (250)              (250)
Stock options issued for services                                                             27,488             37,889
Shares used for services                                                                           -                710
Issuance of shares to founders                                                                     -             10,000
                                                                                       ----------------  ----------------

Net cash used in operating activities                                                       (886,573)          (923,586)
                                                                                       ----------------  ----------------

Cash flows used in investing activities

Capitalization of other assets                                                                (1,077)            (9,082)
Capitalization of software development costs                                                (251,800)          (443,935)
Purchase of equipment                                                                        (86,311)          (205,194)
Grant of long-term loan                                                                     (250,000)          (250,000)
Investment in short-term deposit                                                                   -             (8,000)
Redemption of short time deposit                                                               8,000              8,000
                                                                                       ----------------  ----------------

Net cash used in investing activities                                                       (581,188)          (908,211)
                                                                                       ----------------  ----------------

Cash flows provided by financing activities

Proceeds from convertible loans                                                                    -            300,000
Proceeds from short-term credit                                                                    -             13,854
Repayment of convertible loan                                                               (250,000)          (250,000)
Repayment of short-term credit                                                               (13,854)           (13,854)
Proceeds from exercise of options                                                             44,976             44,976
Proceeds from share capital issuance, net                                                  2,270,000          2,541,880
                                                                                       ----------------  ----------------

Net cash provided by financing activities                                                  2,051,122          2,636,856
                                                                                       ----------------  ----------------

Increase in cash and cash equivalents                                                        583,361            805,059

Balance of cash and cash equivalents at beginning of period                                  221,698                  -
                                                                                       ----------------  ----------------

Balance of cash and cash equivalents at end of period                                        805,059            805,059
                                                                                       ================  ================

Supplemental disclosure of non cash financing activities:

Conversion of convertible loan into preferred shares                                          50,000             50,000
                                                                                       ================  ================

The accompanying notes are an integral part of the financial statements.

Take Aim Holding Ltd. and Subsidiaries
(A Development Stage Enterprise)


Notes to the Consolidated Financial Statements as at June 30, 2000 (unaudited)
--------------------------------------------------------------------------------


         Note 1 - General

         The Company is a development stage enterprise as it has not generated any revenues from its planned principal operations.

         These financial statements are as at June 30, 2000 and for the period of the six months then ended. They should be read in conjunction with the annual audited financial statements of the Company as at December 31, 1999, and for the period from January 4, 1999 (date of inception) to December 31, 1999 and their accompanying notes (hereinafter - "the annual financial statements").

         The accounting principles used in the preparation of the interim consolidated financial statements are consistent with those used in the preparation of the consolidated financial statements as of December 31, 1999. However, the accompanying unaudited consolidated financial statements have been prepared in accordance with US Generally Accepted Accounting Principles (GAAP) for interim financial information. All adjustments which, in the opinion of management are necessary for a fair presentation of the interim financial statements, have been included. Results of operations for the six months ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

         Note 2 - Commitments and Contingencies

A. During the first quarter of 2000, the Company's subsidiary in Israel signed an additional lease agreement for an office building. The liabilities of the Company deriving from the previous and the additional agreement, assuming that the Company will not exercise options for additional periods, amount to US$ 77,000 and US$ 36,000 for 2000 and 2001, respectively.

B.       On January 16, 2000, the Company was split into two separate companies
         - Bettingcorp. Ltd. a company incorporated in BVI (hereinafter - "BC"), whose purpose is to concentrate the activity in real money betting, and the Company itself, which will continue to concentrate and operate the remaining activities. This transaction had no effect on shareholders' equity, assets and liabilities on transaction date. The Company gave an exclusive worldwide license to BC, a related party, to use the required technology and IP for real money betting activity. BC and the Company will cooperate in the area of R&D, content, recruiting of employees and other areas.

         On May 19, 2000, the Company granted a loan to BC in the amount of $ 250,000, bearing interest at the rate of Libor+1% per annum, for repayment at the earlier of December 31, 2002 or the date of future raising of capital in the amount of at least $ 500,000. BC has the right to convert the loan, in whole or in part, plus the accrued interest, into preference shares of BC, if additional capital is raised in the future. The quantity of preference shares receivable from this conversion will be determined by dividing the amount intended for conversion by 85% of the price paid for the preference shares in the said raising of capital. The balance of the loan and the interest accrued, which will not be converted in the raising of capital, will be repaid within 14 days thereafter. BC has the right to repay the loan at any time prior to the raising of capital.

         Note 3 - Shareholders' Equity

A.       Share capital

                                                                  June 30, 2000
                                                         -------------------------------
                                                                 Number of shares
                                                         -------------------------------
                                                          Authorized         Issued and
                                                                            outstanding
                                                         --------------   --------------
                                                         (Unaudited)        (Unaudited)
                                                         --------------   --------------

        Ordinary shares of
         US$ 0.01 par value                              4,000,000          1,492,133

        Series A Preferred Shares of
         US$ 0.01 par value                              1,000,000            935,099



B.       Change in the shareholders' equity

1. On January 10, 2000 the Company amended its Articles of Association so that 50,000 of the registered ordinary shares of a par value of US$1 each were split at the ratio of 1 to 100 for a total amount of 5,000,000 shares of a par value of US$0.01 each, divided into 4,000,000 ordinary shares and 1,000,000 Series A convertible accumulating preferred shares.

2. During the first quarter of 2000, the Company issued to a number of investors, as part of a share purchase agreement, 814,181 series A Preferred Shares of a par value of US$ 0.01 per share for the total amount of US$ 2,020,000 reflecting a purchase price of US$ 2.481 per share. Furthermore, certain investors exercised their option to purchase 20,733 ordinary shares for the total amount of US$ 44,976, an amount that is equivalent to their previous investment in the Company (see also Note 10B2 at the annual financial statements), and a loan in the amount of US$ 50,000 was converted into 20,153 Series A preferred shares of a par value US$ 0.01 each, reflecting a purchase price of US$
         2.481 per share. With the approval of the majority of these investors, an additional 100,765 series A preferred shares at a par value of US$
         0.01 each, at a same purchase price and at an aggregate purchase price of US$ 250,000, were issued to new investors who joined the share purchase agreement.

         The rights which the holders of the series A preferred shares are entitled to detailed at Note 10B4 to the annual financial statements.

Note 4 - Additional Information

A. On January 16, 2000 the control of the subsidiary in Israel was transferred from the subsidiary in Antigua to the full control of the Company at no cost.


B. On August 11, 2000, the Company merged into Uproar Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of Uproar Inc., as part of a share exchange transaction.

         As part of the transaction, the holders of the preferred shares received their preferred right to the investment principal plus interest at the rate of 8%, accrued from the date of the investment up to the date of the transaction by means of the receipt of shares of Uproar Inc. having an equivalent value as at the date of the transaction. With this, the preferred rights of these shareholders came to an end.

(b)      Pro Forma Financial Information

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma condensed consolidated financial statements gives effect to the acquisition using the purchase method of accounting, after giving effect to pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial information is based on, and should be read in conjunction with the audited historical consolidated financial statements of Uproar for the year ended December 31, 1999, included in its Prospectus on Form S-1, and Quarterly Reports for the fiscal quarters ended March 31, 2000 and June 30, 2000 on Form 10-Q, and the audited historical financial statements of Take Aim for the period from January 4, 1999 (date of inception) to December 31, 1999 and the unaudited historical financial statements of Take Aim as of and for the six months ended June 30, 2000 which are included in this Form 8-K/A filing.

          The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the acquisition of Uproar and Take Aim as if it had occurred on June 30, 2000.

          The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2000 gives effect to the acquisition of Take Aim as if it occurred on January 1, 2000. The unaudited pro forma condensed consolidated statement of operations of the year ended December 31, 1999 gives effect to the acquisition of Take Aim as if it occurred on January 1, 1999.

          Uproar expects to incur merger-related costs estimated to aggregate approximately $300,000, primarily consisting of fees to legal counsel, independent accountants, financial advisors, and printing fees. However, additional unanticipated expenses may be incurred in connection with this transaction.

          The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved if the acquisition had been consummated at the dates indicated, nor are they necessarily indicative of future results of operations or financial position of the combined company.

          The allocation of the purchase price of Take Aim is preliminary and does not reflect the fair value adjustments to its assets and liabilities, since those amounts have not been finalized and have been estimated at this time.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Amounts in thousands except share and per share data)


                                                                                              June 30, 2000
                                                                                   -------------------------------------
                                                         Uproar        Take Aim                 Pro Forma
                                                        June 30,       June 30,    -------------------------------------
                                                          2000           2000       Adjustments          Combined
                                                     --------------------------------------------  ---------------------
Assets                                                 (Unaudited)    (Unaudited)                      (Unaudited)
Current assets:
            Cash and cash equivalents                 $   9,253      $     805      $     -           $     10,058
            Short term investments                       85,377              -            -                 85,377
            Restricted cash                                 604              -            -                    604
            Accounts receivable - net                     6,233              -            -                  6,233
            Prepaid advertising                           3,796              -            -                  3,796
            Other current assets                          1,274             47            -                  1,321
                                                     ---------------------------------------    -------------------
                 Total current assets                   106,537            852            -                107,389
                                                     ---------------------------------------    -------------------

Property and equipment, net                               9,205            603            -                  9,808
Intangible assets, net                                    7,625              -            -                  7,625
Goodwill                                                      -              -        8,339(1)               8,339
Prepaid advertising, long term portion                      949              -            -                    949
Other long term assets                                      412            259            -                    671
                                                     ---------------------------------------    -------------------
                 Total assets                        $  124,728     $    1,714    $   8,339           $    134,781
                                                     =======================================    ===================

Liabilities and stockholders' equity

Current liabilities:

            Current portion of capital lease
            obligations                                $    195      $       -      $     -             $      195
            Trade accounts payable                        2,251            104            -                  2,355
            Accrued expenses and other current
            liabilities                                   4,574            439          300 (1)              5,313
                                                     ---------------------------------------    -------------------
                 Total current liabilities                7,020            543          300                  7,863
                                                     ---------------------------------------    -------------------

Long term portion of capital lease obligations              183              -            -                    183
Other long term liabilities                                   -             14            -                     14

Stockholders' equity:
            Preferred stock                                   -              -            -                      -
            Common stock                                    280             24          (11)(1)                293
            Additional paid-in capital                  189,009          2,879        6,448 (1)            198,336
            Deferred compensation                             -           (174)          30 (1)               (144)
            Accumulated deficit                         (71,706)        (1,572)       1,572 (1)            (71,706)
            Accumulated other comprehensive (loss)          (58)             -                                 (58)
                                                     ---------------------------------------    -------------------
                 Total stockholders' equity             117,525          1,157        8,039                126,721
                                                     ---------------------------------------    -------------------
                 Total liabilities and
                   stockholders' equity              $  124,728     $    1,714    $   8,339           $    134,781
                                                     =======================================    ===================


                 See accompanying notes to unaudited pro forma
                  condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Amounts in thousands except share and per share data)


                                                                                         Six months ended
                                                                                          June 30, 2000
                                                 Uproar           Take Aim     -----------------------------------
                                             six months ended  six months ended             Pro Forma
                                                June 30,          June 30,      -----------------------------------
                                                  2000              2000        Adjustments          Combined
                                            ----------------- ----------------- -------------   -------------------
                                               (Unaudited)       (Unaudited)                        (Unaudited)
Revenues                                          $   12,769          $      -       $     -          $     12,769
Cost of revenues                                      (4,264)             (347)            -                (4,611)
                                            ----------------- ----------------- -------------   -------------------
Gross profit                                           8,505              (347)            -                 8,158
                                            ----------------- ----------------- -------------   -------------------
Sales and marketing                                   18,130               494            24(2)             18,649
Product and technology
    development                                        3,970                61             -                 4,031
General and administrative                             7,539               473             -                 8,012
Amortization of intangible assets                      3,037                 -                               3,037
Amortization of goodwill                                   -                 -         1,390 (4)             1,390
                                            ----------------- ----------------- -------------   -------------------

Total operating expenses                              32,676             1,028         1,414                35,119
                                            ----------------- ----------------- -------------   -------------------

Loss from operations                                 (24,171)           (1,375)       (1,414)              (26,961)
Other income (expenses):
    Litigation settlement                               (350)                -             -                  (350)
    Foreign exchange gain (loss)                         (78)                -             -                   (78)
    Interest income                                    2,091                 -             -                 2,091
    Interest expense                                     (30)                -             -                   (30)
    Other income (expense)                                 3                18             -                    22
                                            ----------------- ----------------- -------------   -------------------

Loss before income taxes                             (22,535)           (1,357)       (1,414)              (25,306)
Provision for income taxes                                22                24                                  46
                                            ----------------- ----------------- -------------   -------------------
Net loss                                          $  (22,557)         $ (1,381)      $(1,414)         $    (25,352)
                                            ================= ================= =============   ===================


                                               Historical        Historical                         Pro Forma
                                            ----------------- -----------------                 -------------------
Basic and diluted net loss per common
    share                                        $    (0.85)        $   (0.61)                       $      (0.91)
Weighted average number of
    Common shares outstanding                     26,622,856         2,269,769                          27,956,190
                                            ================= =================                 ===================


                 See accompanying notes to unaudited pro forma
                  condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Amounts in thousands except share and per share data)


                                                                      Take Aim
                                                                  January 4, 1999          Twelve months ended
                                                                     (date of               December 31, 1999
                                                  Uproar             inception)      -------------------------------
                                             twelve months ended       through                  Pro Forma
                                                December 31,        December 31,     -------------------------------
                                                    1999                1999          Adjustments       Combined
                                             -------------------- ------------------  -------------  ----------------
                                                  (unaudited)         (unaudited)              (unaudited)
Revenues                                         $     10,391          $       -       $      -        $   10,391
Cost of revenues                                       (2,533)                  -              -           (2,533)
                                             ----------------- ------------------  -------------  ----------------

Gross profit                                            7,858                  -              -             7,858
                                             ----------------- ------------------  -------------  ----------------
Sales and marketing                                    28,066                 67             48(3)         28,181
Product and technology
     development                                        3,701                 70              -             3,771
General and administrative                              8,919                 48              -             8,967
Amortization of intangible assets                       6,086                  -              -             6,086
Amortization of goodwill                                    -                  -          2,780(5)          2,780
                                             ----------------- ------------------  -------------  ----------------

Total operating expenses                               46,772                185          2,828            49,785
                                             ----------------- ------------------  -------------  ----------------

Loss from operations                                  (38,914)              (185)        (2,828)          (41,927)
Other income (expenses):
     Foreign exchange gain (loss)                        (120)                 -              -              (120)
     Interest income                                      535                  -              -               535
     Interest expense                                      (7)                 -              -                (7)
     Other income (expense)                              (191)                (1)             -              (192)
                                             ----------------- ------------------  -------------  ----------------

Loss before income taxes                              (38,697)              (186)        (2,828)          (41,711)

Provision for income taxes                                 28                  5              -                33
                                             ----------------- ------------------  -------------  ----------------
Net loss                                         $     (38,725)        $     (191)     $ (2,828)       $  (41,744)
                                             ================= ==================  =============  ================


                                                 Historical          Historical                         Pro Forma
                                             -------------------- ------------------                 ----------------
Basic and diluted net loss per common
     share                                         $      (1.77)       $     (0.25)                      $    (1.80)
Weighted average number of
     common shares outstanding
                                                     21,909,456            778,081                       23,242,790
                                             ==================== ==================                 ================


                 See accompanying notes to unaudited pro forma
                  condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


(1) Calculation of estimated purchase price:


    Shares of common stock of Uproar issued in exchange for Take Aim shares                      1,333,334
    Average share price of Uproar common stock at the time of the
    merger announcement                                                                  $          6.8563
                                                                                         ------------------
    Fair value of common stock issued                                                            9,141,738
    Fair value of Take Aim options to be assumed (see note 6)                                      198,207
    Intrinsic value of unvested options (recorded as deferred compensation)                       (143,733)
    Estimated merger costs                                                                         300,000
                                                                                         ------------------
    Estimated purchase price                                                             $       9,496,212
                                                                                         ------------------
    Preliminary allocation of purchase price:

    Net book value of Take Aim's pro forma net assets                                    $       1,156,807
    Goodwill and other intangibles                                                               8,339,405
                                                                                         ------------------
                                                                                         $       9,496,212
                                                                                         ==================



(2) To record amortization of deferred compensation of $23,962 for the six months ended June 30, 2000.

(3) To record amortization of deferred compensation of $47,924 for the twelve months ended December 31, 1999.

(4) To record amortization of goodwill and other intangibles related to the merger of $8,339,405 over three years ($1,389,901 for six months).

(5) To record amortization of goodwill and other intangibles related to the merger of $8,339,405 over three years ($2,779,802 per year).

(6) Upon the closing of the merger, the outstanding options to purchase Take Aim common stock was assumed by Uproar. As of August 11, 2000, Take Aim had 74,800 options outstanding which, based on the exchange ratio of .387, were converted into options to purchase 28,941 shares of Uproar common stock. The estimated fair value of these options has been included as part of the purchase price, excluding the intrinsic value of the non-vested portion of the options allocated to deferred compensation.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UPROAR INC.


Date:  October 13, 2000                              By /S/ Kenneth D. Cron
                                                        --------------------
                                                     Kenneth D. Cron
                                                     Chairman of the Board and
                                                     Chief Executive Officer